Exhibit 99.1

Mohegan Sun

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contribution (4)	Free Promotional Slot Play Contribution (5)	Weighted Average Number of Slot Machines (6)
October-09	$768,078,407	$62,937,640	8.19%	$15,734,410	$237,283	6731
November-09	732,239,610	59,591,500	8.14%	14,897,875	54,875	6709
December-09	698,178,971	57,061,045	8.17%	14,265,261	81,881	6715
January-10	766,716,520	61,762,140	8.06%	15,440,535	143,994	6582
February-10	718,641,758	58,025,964	8.07%	14,506,491	609,609	6394
March-10	786,151,501	63,680,971	8.10%	15,920,243	257,029	6305
April-10	785,534,350	63,731,782	8.11%	15,932,946	467,023	6342
May-10	792,957,393	65,021,485	8.20%	16,255,371	231,844	6405
June-10	748,692,700	59,599,534	7.96%	14,899,883	443,790	6405
July-10	892,278,212	70,322,144	7.88%	17,580,536	474,167	6405
August-10	856,152,310	67,032,990	7.83%	16,758,248	534,714	6405
September-10	732,998,359	57,625,280	7.86%	14,406,320	361,516	6404

Fiscal Year 2010	$9,278,620,091	$746,392,475	8.04%	$186,598,119	$3,897,725

October-08	$760,939,428	$65,406,905	8.60%	$16,351,726	$—	6743
November-08	808,521,714	66,786,875	8.26%	16,696,719	—	6743
December-08	734,750,207	63,141,690	8.59%	15,785,422	—	6744
January-09	718,062,964	62,412,706	8.69%	15,603,176	—	6761
February-09	721,942,349	62,840,771	8.70%	15,710,193	—	6787
March-09	772,095,285	65,532,736	8.49%	16,383,184	—	6772
April-09	738,511,403	64,292,719	8.71%	16,073,180	—	6763
May-09	851,267,799	69,898,183	8.21%	17,474,546	—	6745
June-09	743,182,987	61,829,535	8.32%	15,457,384	—	6747
July-09	826,121,113	69,081,248	8.36%	17,270,312	—	6749
August-09	846,075,550	68,990,726	8.15%	17,247,681	—	6743
September-09	734,247,009	59,410,982	8.09%	14,852,746	94,015	6735

Fiscal Year 2009	$9,255,717,808	$779,625,076	8.42%	$194,906,269	$94,015

(1)	“Slot Handle” is defined as the total amount wagered by patrons on slot machines, including free promotional slot play.
(2)	“Gross Slot Win,” sometimes referred to as gross slot revenues, is defined as amounts wagered less prizes paid out.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of slot handle that is held by slot machines. Gross slot hold percentage is derived by dividing gross slot win by slot handle.
(4)	“Slot Win Contribution” is defined as the portion of gross slot win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of gross slot win, or (b) the greater of (i) 25% of gross slot win or (ii) $80.0 million.
(5)	“Free Promotional Slot Play Contribution” is defined as the portion of free promotional slot play that must be paid to the State of Connecticut on a monthly basis. The contribution is 25% of the value of free promotional slot play exceeding 5.5% of gross slot win.
(6)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.